UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933

                           MERIT MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              Utah                                    87-0447695
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                             1600 West Merit Parkway
                            South Jordan, Utah 84095
                            Telephone: (801) 253-1600
                    (Address of Principal Executive Offices,
                               including Zip Code)

                           MERIT MEDICAL SYSTEMS, INC.
              1996 EMPLOYEE STOCK PURCHASE PLAN (the "Merit Plan")
                                       and
                          MERIT SERVICES NON-QUALIFIED
            EMPLOYEE STOCK PURCHASE PLAN (the "Merit Services Plan")
                             (together, the "Plans")

                            (Full title of the plans)

       Kent W. Stanger                                   Copy to:
   Chief Financial Officer                             Keith L. Pope
   Merit Medical Systems, Inc.               Parr Waddoups Brown Gee & Loveless
    1600 West Merit Parkway                  185 South State Street, Suite 1300
    South Jordan, Utah 84095                      Salt Lake City, Utah 84111
         (801) 253-1600                               (801) 532-7840
 (Name, address and telephone number,
     including area code, of
      agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               Proposed         Proposed Maximum
                                          Amount to be     Maximum Offering    Aggregate Offering        Amount of
 Title of Securities to be Registered      Registered     Price per Share(1)        Price(1)            Registration
                                                                                                           Fee(1)
- --------------------------------------- ----------------- ------------------- ---------------------- -------------------
Common Stock, no par value:
       Merit Plan .............        180,000 Shares(2)
       Merit Services Plan               70,000 Shares         $6.21875              $1,473,352             $368
Total: . ......................


=======================================================================================================================

(1) Pursuant to Rules 457 (h)(1) and 457(c), the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low sales prices as reported on the NASDAQ Stock Market (National Market System) on March 29, 2001.
(2) 13,079 of these shares have previously been registered under Form S-8, SEC File No. 333-92053, and are consequently excluded from the calculation of the registration fee pursuant to General Instruction E of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The  following  documents  filed  by  Merit  Medical  Systems,   Inc.  (the
"Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000; and

         (2) The description of the Registrant's Common Stock, no par value, contained in the Registrant's Registration Statement on Form 8-A, SEC File No. 000-18592, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 16-10a-902 ("Section 902") of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee  benefit  plan (an  "Indemnified  Director"),  against  any  obligation incurred  with respect to a  Proceeding,  including  any  judgment,  settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnified Director in connection with a Proceeding by or in the right of the corporation in which the Indemnified Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnified Director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

     Section 16-10a-906 of the Revised Act provides that a corporation may not indemnify a director under Section 902 unless authorized and a determination has been made (by the board of directors, a committee of the board of directors or by the stockholders) that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 902.

     Section 16-10a-903 ("Section 903") of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim.

     In  addition  to the  indemnification  provided  by  Sections  902 and 903,
Section 16-10a-905 ("Section 905") of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

     Section 16-10a-904 ("Section 904") of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

     Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

     The Registrant's Bylaws provide that the Registrant shall, to the fullest extent permitted, and in the manner required by the law of the State of Utah, indemnify an individual made, or threatened to be made a party to a proceeding because he is or was a director, officer, employee or agent of the Registrant or of another enterprise at the request of the Registrant.

     The Registrant's Articles of Incorporation, as amended and restated, provide that to the fullest extent permitted by the Revised Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Registrant shall not be personally liable to the Registrant or its Shareholders for monetary damages for any action taken or any failure to take any action, as a director. The extent to which the Revised Act permits director liability to be eliminated is governed by Section 16-10a-841 of the Revised Act, which provides that the liability of a director may not be eliminated or limited for (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law.

     Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers.

     The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index on page 8.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah on this 23rd day of March, 2001.

                              MERIT MEDICAL SYSTEMS, INC.


                              By: /s/ Fred P. Lampropoulos
                              ----------------------------
                                      Fred P. Lampropoulos
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned  directors  and/or  officers of Merit Medical  Systems,
Inc. (the "Company"), hereby severally constitute and appoint Fred P. Lampropoulos, Chief Executive Officer, and Kent W. Stanger, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated below:

       Signature                          Title                     Date

                                 Chairman of the Board,
By: /s/ Fred P. Lampropoulos     President and Chief Executive   March 23, 2001
- -----------------------------    Officer
        Fred P. Lampropoulos

By: /s/ Kent W. Stanger          Secretary-Treasurer, Chief      March 23, 2001
- ------------------------------   Financial Officer and Director
        Kent W. Stanger

By: /s/ Michael E. Stillabower   Director                        March 26, 2001
- ------------------------------
        Michael E. Stillabower

By: /s/ James J. Ellis           Director                        March 27, 2001
- ------------------------------
        James J. Ellis


By: /s/ Rex C. Bean              Director                        March 27, 2001
- ------------------------------
        Rex C. Bean

By: /s/ Richard W. Edelman       Director                        March 26, 2001
- ------------------------------
        Richard W. Edelman

                           MERIT MEDICAL SYSTEMS, INC.

                                  EXHIBIT INDEX


     Regulation S-K
     Exhibit No.            Description
     --------------   ---------------------------------------------------------
         4.1*         Articles  of   Incorporation   as  amended  and  restated.
                      (Incorporated herein by reference from the Form 10-Q filed by the  Registrant  for the Quarter  ended June 30, 1996).
                      Amendment  to  Articles  of  Incorporation   which  became
                      effective June 18, 1997. (Incorporated herein by reference from the Form 10-Q filed by the Registrant for the Quarter
                      ended  June  30,   1997).   Amendment   to   Articles   of
                      Incorporation  which became effective  September 11, 1997.
                      (Incorporated herein by reference from the Form S-8 filed by the Registrant on December 3, 1999).

         4.2* Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-18 filed October 19, 1989).

           5          Opinion  of  Parr  Waddoups   Brown  Gee  &  Loveless,   a
                      professional corporation, as to the legality of the securities offered.

         23.1         Consent of Deloitte & Touche LLP.

         23.2         onsent  of  Parr  Waddoups   Brown  Gee  &  Loveless,   a
                      professional corporation (included in Exhibit No. 5).

           24         Powers of Attorney (included on signature page hereto).

         99.1 Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan, as amended.


- -----------------------
* Incorporated by reference.